UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2008

MINNERGY, LLC
 (Exact name of registrant as specified in its charter)

Minnesota	333-142928	74-3176709
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 North Front Street NW, P.O. Box 86 Eyota, Minnesota	55987-1500
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (507) 545-0197

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The following disclosure is made in compliance with (i) Item 1.01 Entry into a Material Definitive Agreement; and (ii) Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant:

MinnErgy, LLC (the “Company”) obtained a line of credit for working capital from Winona National Bank in the amount of $250,000. The line of credit is secured by a second real estate mortgage on the land the Company purchased near Eyota, Minnesota. In conjunction with the line of credit, the Company executed an agreement to subordinate the previous real estate mortgage on the land to the second real estate mortgage. The line of credit accrues interest at a daily variable rate. The maximum rate of interest that can be charged on the principal advanced under the line of credit is 19%. The Company will be required to make monthly interest payments on principal advances beginning September 1, 2008. The entire balance of principal and interest accruing on the line of credit will come due on October 6, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINNERGY, LLC

Date: August 5, 2008

/s/ Ronald L. Scherbring
Ronald L. Scherbring, Principal Executive Officer